Exhibit 5.1

Waterway Plaza Two 10001 Woodloch Forest Drive Suite 200 The Woodlands, Texas 77380 713.220.4801 Phone 713.220.4815 Fax andrewskurth.com

June 6, 2013

Newpark Resources, Inc. 2700 Research Forest Drive, Suite 100 The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as counsel for Newpark Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of up to 4,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued by the Company pursuant to the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”).

In rendering the opinions hereinafter expressed, we have examined:  (i) originals, or copies certified or otherwise identified to our satisfaction, of the following (a) the Registration Statement,  (b) the Plan; (c) the Restated Certificate of Incorporation of the Company, as amended to date; (d) the Amended and Restated Bylaws of the Company, as amended to date; (e) certain resolutions adopted by the Board of Directors of the Company; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of the opinions set forth herein; and (ii) such statutes, including the Delaware General Corporation Law, as we have deemed necessary or advisable for the purposes of this opinion.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) that all signatures on documents examined by us are genuine, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies.  As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and of public officials, and we have not independently verified any factual matter relating to the opinions expressed herein.

Austin    Beijing    Dallas    Houston   London   New York   Research Triangle Park    The Woodlands    Washington, DC

Newpark Resources, Inc.
June 6, 2013

Based upon the foregoing and such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) following the due authorization of a particular award by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company, as provided in and in accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized, and (ii) upon issuance and delivery of such Shares from time to time pursuant to the terms of such award, and upon receipt by the Company of lawful consideration under Delaware law in accordance with the terms of the Plan, and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).  For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours, /s/ Andrews Kurth LLP